SENSATA TECHNOLOGIES REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

Swindon, United Kingdom – July 29, 2025 - Sensata Technologies (NYSE: ST) today announced financial results for its second quarter ended June 30, 2025.

“Our back-to-basics approach continues to deliver.  We are building resiliency in our business and we are pleased to report a strong second quarter where we exceeded our revenue and earnings commitments and significantly improved our free cash flow," said Stephan von Schuckmann, Chief Executive Officer of Sensata.

Operating Results - Second Quarter
Operating results for the second quarter of 2025 compared to the second quarter of 2024 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $943.4 million, a decrease of $92.2 million, or 8.9%, compared to $1,035.5 million in the second quarter of 2024, due primarily to previously disclosed divestitures and product lifecycle management actions.
Operating income:
•Operating income was $138.1 million, or 14.6% of revenue, an increase of $8.1 million, or 6.2%, compared to operating income of $129.9 million, or 12.5% of revenue, in the second quarter of 2024.
•Adjusted operating income was $179.1 million, or 19.0% of revenue, a decrease of $17.6 million, or 8.9%, compared to adjusted operating income of $196.7 million, or 19.0% of revenue, in the second quarter of 2024.
Earnings per share:
•Earnings per share was $0.41, a decrease of $0.06, or 12.8%, compared to earnings per share of $0.47 in the second quarter of 2024.
•Adjusted earnings per share was $0.87, a decrease of $0.05, or 5.4%, compared to adjusted earnings per share of $0.92 in the second quarter of 2024 due primarily to previously disclosed divestitures and product lifecycle management actions.
Sensata generated free cash flow of $115.5 million in the second quarter of 2025, and ended the quarter with $661.8 million of cash on hand.

During the second quarter of 2025, Sensata returned approximately $37.7 million to shareholders, including $20.1 million of share repurchases and $17.6 million in quarterly dividends of $0.12 per share paid on May 28, 2025.
Operating Results - Six Months
Operating results for the six months ended June 30, 2025 compared to the six months ended June 30, 2024 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $1,854.6 million, a decrease of $187.6 million, or 9.2%, compared to $2,042.2 million in the six months ended June 30, 2024, due primarily to previously disclosed divestitures and product lifecycle management actions.
Operating income:
•Operating income was $260.3 million, or 14.0% of revenue, a decrease of $14.5 million, or 5.3%, compared to operating income of $274.7 million, or 13.5% of revenue, in the six months ended June 30, 2024.
•Adjusted operating income was $345.6 million, or 18.6% of revenue, a decrease of $39.6 million, or 10.3%, compared to adjusted operating income of $385.2 million, or 18.9% of revenue, in the six months ended June 30, 2024.
Earnings per share:
•Earnings per share was $0.88, a decrease of $0.10, or 10.2%, compared to earnings per share of $0.98 in the six months ended June 30, 2024.
•Adjusted earnings per share was $1.65, a decrease of $0.16, or 8.8%, compared to adjusted earnings per share of $1.81 in the six months ended June 30, 2024.

Sensata generated free cash flow of $202.1 million in the six months ended June 30, 2025.
During the first six months of 2025, Sensata returned approximately $156.1 million to shareholders including $35.5 million through its quarterly dividend, and $120.6 million of repurchased shares.

Guidance
For the third quarter of 2025, Sensata expects revenue of $900 to $930 million, inclusive of recovery of tariff costs, and adjusted EPS of $0.81 to $0.87.

Q3-2025 Guidance
$ in millions, except EPS	Q3-25 Guidance	Q2-25	Q/Q Change
Revenue	$900 - $930	$943.4	(5%) - (1%)
Adjusted Operating Income	$171 - $179	$179.1	(5%) - 0%
Adj. Operating Margin	19.0% - 19.2%	19.0%	0 bps - 20 bps
Adjusted Net Income	$119 - $127	$127.3	(7%) - 0%
Adjusted EPS	$0.81 - $0.87	$0.87	(7%) - 0%
•Revenue includes approximately $15 million related to expected tariff recovery from customers.
•Adjusted Operating Income, Adjusted Net Income, and Adjusted EPS are not expected to be impacted by tariffs, as $15 million of expected tariff revenue would be offset by $15 million in expected related tariff expense.
•Adjusted Operating Margin, excluding the dilutive impact of tariff revenue and related expense, is expected to be in the range of 19.3% - 19.5%.
•Tariff expectations included in guidance reflect trade policies in effect as of July 28, 2025.

Conference Call and Webcast
Sensata will conduct a conference call today at 5:00 p.m. Eastern Time to discuss its second quarter 2025 financial results and its outlook for the third quarter of 2025. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Technologies Q2 2025 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until August 5, 2025. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 6677952.
About Sensata Technologies

Sensata Technologies is a global industrial technology company striving to create a safer, cleaner, more efficient and electrified world. Through its broad portfolio of mission-critical sensors, electrical protection components and sensor-rich solutions, Sensata helps its customers address increasingly complex engineering and operating performance requirements. With more than 18,000 employees and global operations in 14 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets. Learn more at www.sensata.com and follow Sensata on LinkedIn, Facebook, X and Instagram.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted corporate and other expenses, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and gross and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods. Such changes are also considered non-GAAP measures.
Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software. We believe free cash flow is useful to management and investors as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to, among other things, fund acquisitions, repurchase ordinary shares, or accelerate the repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions and divestitures and product life-cycle management for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, and provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, and (3) other, net. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Gross leverage ratio is defined as gross debt (total debt and finance lease obligations) divided by last twelve months ("LTM") adjusted EBITDA. We believe that gross leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.

Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.
Net leverage ratio is defined as net debt divided by LTM adjusted EBITDA. We believe that the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
In discussing trends in our performance, we may refer to certain non-GAAP financial measures or the percentage change of certain non-GAAP financial measures in one period versus another, calculated on a constant currency basis. Constant currency is determined by stating revenues and expenses at prior period foreign currency exchange rates and excludes the impact of foreign currency exchange rates on all hedges and, as applicable, net monetary assets. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, megatrends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to instability and changes in the global markets, supplier interruption or non-performance, changes in trade-related tariffs and risks with uncertain trade environments, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, public health crisis, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, changes in existing environmental or safety laws, regulations, and programs, and the impact of our recently reported cybersecurity incident or other incidents that may occur in the future.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our Quarterly Reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Net revenue	$943,384	$1,035,535	$1,854,639	$2,042,244
Operating costs and expenses:
Cost of revenue	657,104	724,414	1,295,771	1,413,674
Research and development	32,589	45,325	69,398	90,639
Selling, general and administrative	87,833	93,273	173,859	181,319
Amortization of intangible assets	21,184	39,085	41,761	77,600
Restructuring and other charges, net	6,612	3,491	13,592	4,273
Total operating costs and expenses	805,322	905,588	1,594,381	1,767,505
Operating income	138,062	129,947	260,258	274,739
Interest expense	(37,679)	(40,863)	(75,652)	(79,258)
Interest income	4,467	5,802	8,757	9,540
Other, net	930	4,097	3,058	(7,447)
Income before taxes	105,780	98,983	196,421	197,574
Provision for income taxes	45,112	27,280	65,834	49,850
Net income	$60,668	$71,703	$130,587	$147,724

Net income per share:
Basic	$0.41	$0.48	$0.89	$0.98
Diluted	$0.41	$0.47	$0.88	$0.98

Weighted-average ordinary shares outstanding:
Basic	146,209	150,845	147,354	150,663
Diluted	146,509	151,129	147,663	151,025

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$661,777	$593,670
Accounts receivable, net of allowances	785,192	660,180
Inventories	636,021	614,455
Prepaid expenses and other current assets	157,030	158,934
Total current assets	2,240,020	2,027,239
Property, plant and equipment, net	806,003	821,653
Goodwill	3,383,845	3,383,800
Other intangible assets, net	453,582	492,878
Deferred income tax assets	279,301	288,189
Other assets	107,321	129,505
Total assets	$7,270,072	$7,143,264

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt and finance lease obligations	$2,156	$2,414
Accounts payable	469,863	362,186
Income taxes payable	41,246	29,417
Accrued expenses and other current liabilities	313,847	317,341
Total current liabilities	827,112	711,358
Deferred income tax liabilities	241,090	235,689
Pension and other post-retirement benefit obligations	31,298	27,910
Finance lease obligations, less current portion	19,968	20,984
Long-term debt, net	3,178,457	3,176,098
Other long-term liabilities	91,936	80,782
Total liabilities	4,389,861	4,252,821
Total shareholders' equity	2,880,211	2,890,443
Total liabilities and shareholders' equity	$7,270,072	$7,143,264

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$130,587	$147,724
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	74,300	67,016
Amortization of debt issuance costs	2,359	3,193
Loss on sale of business	3,916	—
Share-based compensation	11,367	11,944
Amortization of intangible assets	41,761	77,600
Deferred income taxes	17,267	6,056
Loss on equity investments, net	—	14,306
Other non-cash loss/(gain), net	15,819	(9,862)
Changes in operating assets and liabilities, net of effects of divestitures	(37,273)	(68,034)
Net cash provided by operating activities	260,103	249,943

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(57,960)	(87,188)
Proceeds from the sale of business, net of cash sold	25,635	—
Other	(1,281)	1,994
Net cash used in investing activities	(33,606)	(85,194)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	—	4,605
Payment of employee restricted stock tax withholdings	(3,512)	(6,980)
Proceeds from borrowings on debt	—	500,000
Payments on debt	(1,208)	(566)
Dividends paid	(35,456)	(36,148)
Payments to repurchase ordinary shares	(120,600)	(10,052)
Purchase of noncontrolling interest in joint venture	—	(79,393)
Payments of debt financing costs	—	(6,376)
Net cash (used in)/provided by financing activities	(160,776)	365,090
Effect of exchange rate changes on cash and cash equivalents	2,386	(4,891)
Net change in cash and cash equivalents	68,107	524,948
Cash and cash equivalents, beginning of year	593,670	508,104
Cash and cash equivalents, end of period	$661,777	$1,033,052

Segment Performance (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
$ in 000s	2025	2024	2025	2024
Performance Sensing
Revenue	$652,225	$723,921	$1,302,641	$1,437,239
Operating income	$146,876	$161,408	$289,752	$330,376
% of Performance Sensing revenue	22.5%	22.3%	22.2%	23.0%

Sensing Solutions
Revenue	$291,159	$268,071	$551,998	$525,910
Operating income	$88,036	$79,675	$164,102	$151,969
% of Sensing Solutions revenue	30.2%	29.7%	29.7%	28.9%

Other
Revenue	$—	$43,543	$—	$79,095
Operating income	$—	$9,204	$—	$15,985
% of Other revenue	0.0%	21.1%	0.0%	20.2%
Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Performance Sensing	69.1%	69.9%	70.2%	70.4%
Sensing Solutions	30.9%	25.9%	29.8%	25.8%
Other	—%	4.2%	—%	3.8%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Americas	40.3%	44.3%	40.6%	43.5%
Europe	28.1%	26.8%	27.9%	27.5%
Asia/Rest of World	31.6%	28.9%	31.5%	29.0%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Automotive	55.9%	55.6%	57.1%	55.8%
Heavy vehicle and off-road	17.3%	18.2%	17.2%	18.5%
Industrial	17.2%	13.6%	16.2%	13.5%
HVAC (1)	4.6%	4.0%	4.4%	3.9%
Aerospace	5.0%	4.4%	5.1%	4.5%
All other	—%	4.2%	—%	3.8%
Total	100.0%	100.0%	100.0%	100.0%
(1)    Heating, ventilation and air conditioning.

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in thousands, except per share amounts)	For the three months ended June 30, 2025
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$138,062	14.6%	$45,112	$60,668	$0.41
Non-GAAP adjustments:
Restructuring related and other	16,253	1.7%	(627)	15,626	0.11
Financing and other transaction costs	3,574	0.4%	63	3,637	0.02
Amortization of intangible assets	21,184	2.2%	—	21,184	0.14
Amortization of debt issuance costs	—	—%	—	1,179	0.01
Other, net	—	—%	(69)	(999)	(0.01)
Deferred taxes and other tax related	—	—%	26,025	26,025	0.18
Total adjustments	41,011	4.3%	25,392	66,652	0.45
Adjusted (non-GAAP)	$179,073	19.0%	$19,720	$127,320	$0.87

($ in thousands, except per share amounts)	For the three months ended June 30, 2024
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$129,947	12.5%	$27,280	$71,703	$0.47
Non-GAAP adjustments:
Restructuring related and other	26,702	2.6%	(788)	25,914	0.17
Financing and other transaction costs	2,715	0.3%	(971)	1,744	0.01
Amortization of intangible assets	37,308	3.6%	—	37,308	0.25
Amortization of debt issuance costs	—	—%	—	1,631	0.01
Other, net	—	—%	924	(3,173)	(0.02)
Deferred taxes and other tax related	—	—%	4,160	4,160	0.03
Total adjustments	66,725	6.4%	3,325	67,584	0.45
Adjusted (non-GAAP)	$196,672	19.0%	$23,955	$139,287	$0.92

($ in thousands, except per share amounts)	For the six months ended June 30, 2025
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$260,258	14.0%	$65,834	$130,587	$0.88
Non-GAAP adjustments:
Restructuring related and other	34,569	1.9%	946	35,515	0.24
Financing and other transaction costs	9,016	0.5%	63	9,079	0.06
Amortization of intangible assets	41,761	2.3%	—	41,761	0.28
Amortization of debt issuance costs	—	—%	—	2,359	0.02
Other, net	—	—%	(558)	(3,616)	(0.02)
Deferred taxes and other tax related	—	—%	28,259	28,259	0.19
Total adjustments	85,346	4.6%	28,710	113,357	0.77
Adjusted (non-GAAP)	$345,604	18.6%	$37,124	$243,944	$1.65

($ in thousands, except per share amounts)	For the six months ended June 30, 2024
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$274,739	13.5%	$49,850	$147,724	$0.98
Non-GAAP adjustments:
Restructuring related and other	28,721	1.4%	(1,209)	27,512	0.18
Financing and other transaction costs	7,317	0.4%	(1,177)	6,140	0.04
Amortization of intangible assets	74,435	3.6%	—	74,435	0.49
Amortization of debt issuance costs	—	—%	—	3,193	0.02
Other, net	—	—%	1,368	8,815	0.06
Deferred taxes and other tax related	—	—%	5,446	5,446	0.04
Total adjustments	110,473	5.4%	4,428	125,541	0.83
Adjusted (non-GAAP)	$385,212	18.9%	$45,422	$273,265	$1.81

Non-GAAP adjustments by location in statements of operations

(in thousands)	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Cost of revenue	$5,947	$14,820	$11,571	$15,974
Selling, general and administrative	7,268	11,106	18,422	15,791
Amortization of intangible assets	21,184	37,308	41,761	74,435
Restructuring and other charges, net	6,612	3,491	13,592	4,273
Operating income adjustments	41,011	66,725	85,346	110,473
Interest expense, net	1,179	1,631	2,359	3,193
Other, net	(930)	(4,097)	(3,058)	7,447
Provision for income taxes	25,392	3,325	28,710	4,428
Net income adjustments	$66,652	$67,584	$113,357	$125,541

Free cash flow

	For the three months ended June 30,			For the six months ended June 30,
($ in thousands)	2025	2024	% △	2025	2024	% △
Net cash provided by operating activities	$140,904	$143,456	(1.8%)	$260,103	$249,943	4.1%
Additions to property, plant and equipment and capitalized software	(25,385)	(45,058)	43.7%	(57,960)	(87,188)	33.5%
Free cash flow	$115,519	$98,398	17.4%	$202,143	$162,755	24.2%
Adjusted corporate and other expenses

	For the three months ended June 30,		For the six months ended June 30,
(in thousands)	2025	2024	2025	2024
Corporate and other expenses (GAAP)	$(69,054)	$(77,764)	$(138,243)	$(141,718)
Restructuring related and other	12,869	24,166	28,636	26,358
Financing and other transaction costs	346	1,760	1,357	5,407
Total adjustments	13,215	25,926	29,993	31,765
Adjusted corporate and other expenses (non-GAAP)	$(55,839)	$(51,838)	$(108,250)	$(109,953)

Adjusted EBITDA

		For the three months ended June 30,		For the six months ended June 30,
(in thousands)	LTM	2025	2024	2025	2024
Net income	$111,340	$60,668	$71,703	$130,587	$147,724
Interest expense, net	136,790	33,212	35,061	66,895	69,718
(Benefit from)/provision for income taxes	(124,330)	45,112	27,280	65,834	49,850
Depreciation expense	174,419	33,338	33,493	74,300	67,016
Amortization of intangible assets	109,905	21,184	39,085	41,761	77,600
EBITDA	408,124	193,514	206,622	379,377	411,908
Non-GAAP Adjustments
Restructuring related and other	285,881	15,965	26,702	26,993	28,721
Financing and other transaction costs	135,269	3,574	2,462	9,016	6,813
Other, net	10,995	(930)	(4,097)	(3,058)	7,447
Adjusted EBITDA	$840,269	$212,123	$231,689	$412,328	$454,889
Gross and net debt and leverage

	As of
($ in thousands)	June 30, 2025	December 31, 2024
Current portion of long-term debt and finance lease obligations	$2,156	$2,414
Finance lease obligations, less current portion	19,968	20,984
Long-term debt, net	3,178,457	3,176,098
Total debt and finance lease obligations	3,200,581	3,199,496
Less: debt premium, net	880	997
Less: deferred financing costs	(22,423)	(24,899)
Total gross indebtedness	3,222,124	3,223,398

Adjusted EBITDA (LTM)	$840,269	$882,830
Gross leverage ratio	3.8	3.7

Total gross indebtedness	3,222,124	3,223,398
Less: cash and cash equivalents	661,777	593,670
Net debt	$2,560,347	$2,629,728

Adjusted EBITDA (LTM)	$840,269	$882,830
Net leverage ratio	3.0	3.0

Guidance

	For the three months ending September 30, 2025
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$138.0	$143.5	$61.8	$65.0	$0.42	$0.44
Restructuring related and other	10.5	11.5	10.0	11.0	0.07	0.08
Financing and other transaction costs	0.5	1.0	0.5	1.0	—	0.01
Amortization of intangible assets	22.0	23.0	22.0	23.0	0.15	0.16
Amortization of debt issuance costs	—	—	1.1	1.2	0.01	0.01
Other, net	—	—	0.6	0.8	—	0.01
Deferred taxes and other tax related	—	—	23.0	25.0	0.16	0.17
Non-GAAP	$171.0	$179.0	$119.0	$127.0	$0.81	$0.87
Weighted-average diluted shares outstanding (in millions)					146.1	146.1

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jentwistle@sensata.com
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